Exhibit 24.2
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints each of Stanley C. Erck, Gregory M. Glenn and Russell P. Wilson as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all subsequent amendments (including post-effective amendments) to the Iomai Corporation Registration Statement on Form S-1, Registration No. 333-128765 (the “Registration Statement”), and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/ James Barrett	November 17, 2005
James Barrett, Director